EXHIBIT 4



PEOPLES BANCORP INC. 1995 STOCK OPTION PLAN


l.      NAME AND PURPOSE.

     The purpose of this Plan, which shall be known as the "Peoples Bancorp Inc. 1995 Stock Option Plan" (hereinafter referred to as the "Plan") is to advance the interests of Peoples Bancorp Inc. (the "Company") (i) by providing material incentive for the continued services of those key employees of the Company and its Subsidiaries and the directors of the Company or of one or more of its Subsidiaries who make significant contributions toward the Company's success and development by encouraging those key employees and directors to increase their proprietary interest in the Company; and (ii) by attracting new able executives to employment with the Company and its Subsidiaries or to serve as directors of the Company or of one or more of its Subsidiaries.



2.      DEFINITIONS.

     For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context.
Where applicable, the masculine pronoun shall mean or include the feminine and the singular shall include the plural.

     (a) "Acquisition Subsidiary" shall mean a corporation which is acquired directly by the Company and, thereafter, becomes a Subsidiary.

     (b) "Acquisition Subsidiary Director" shall mean a person who is a director of an Acquisition Subsidiary.

     (c)     "Board" shall mean the Board of Directors of the Company.

     (d) "Cause" shall mean that an act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, has occurred.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

     (f) "Committee" shall mean the Stock Option Committee whose membership shall be determined under Subsection 3(a) below.

     (g)     "Common Shares" shall mean the common shares of Peoples
Bancorp Inc.

     (h)     "Company" shall mean Peoples Bancorp Inc.

     (i) "Disinterested Person" shall have the meaning assigned to such term in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor provision.

     (j) "Effective Date" shall mean the date on which this Plan shall become effective, as provided in Section 15 below.

     (k) "Employee Director" shall mean a director of the Company who is also an employee of the Company.

     (l) The "Fair Market Value" of a Common Share on any relevant date for purposes of any provision of this Plan shall mean the last reported sales price of a Common Share of the Company on the NASDAQ National Market System or on any securities exchange on which the Common Shares may be listed on such date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

     (m) "Incentive Option" shall mean an option granted under this Plan which is an incentive stock option under the provisions of
Section 422 of the Code; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive
Option if necessary to qualify such an option as an incentive stock option.

     (n) "Key Employee" shall mean any employee of the Company and/or its Subsidiaries (as defined in Subsection 2(s) below) who in the opinion of the Committee has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its Subsidiaries.

     (o) "Non-employee Director" shall mean a director of the Company who is not also an employee of the Company.

     (p) "Non-qualified Option" shall mean an option granted under this Plan which is not an Incentive Option. Such Non-qualified
Option shall not be affected by any actions taken retroactively as provided in Subsection 2(m) above with respect to Incentive
Options.

     (q) "Participant" shall mean a Key Employee selected by the Committee (under Subsection 3(b) below) to receive Incentive
Options granted under this Plan, a Non-employee Director receiving Non-qualified Options pursuant to Subsection 5(j) below, a Subsidiary Director receiving Non-qualified Options pursuant to Subsection 5(k) below or an Acquisition Subsidiary
Director receiving Non-qualified Options pursuant to Subsection
5(l) below.

     (r)     "Plan" shall mean the Peoples Bancorp Inc. 1995 Stock
Option Plan.

     (s) "Subsidiary" shall mean a corporation which is a subsidiary corporation of the Company as that term is defined in Subsection 424(f) of the Code. For purposes of Subsection 5(k) of this Plan, "Subsidiary" shall not include an Acquisition Subsidiary.

     (t) "Subsidiary Board" shall mean the board of directors of a Subsidiary.

     (u) "Subsidiary Director" shall mean a director of one or more of the Subsidiaries of the Company who is neither a director of the Company nor an employee of the Company or of any of its Subsidiaries.



3.      ADMINISTRATION:  SELECTION OF PARTICIPANTS.

      (a) The Plan shall be administered by the Committee which shall consist of three or more members of the Board who are Disinterested Persons to be appointed by the Board from time to time and to serve at the pleasure of the Board. No person shall serve as a member of the Committee unless such person also qualifies as an "outside director" within the meaning of Section 162(m) of the Code. Except as provided in Subsection 5(j) below, members of the Committee shall not be eligible to participate in this Plan, or to receive options under it, while serving on the Committee or during the one year prior to serving on the Committee.

      (b) The Committee shall select the Participants to receive Incentive Options from among the Key Employees and shall grant to such Participants Incentive Options under, and in accordance with, the provisions of the Plan. The Non-employee Directors shall receive non-discretionary Non-qualified Options in accordance with Subsection 5(j) below. The Subsidiary Directors shall receive non-discretionary Non-qualified Options in accordance with Subsection 5(k) below. The Acquisition
Subsidiary Directors shall receive non-discretionary
Non-qualified Options in accordance with Subsection 5(l) below.

      (c) Subject to the express provisions of this Plan, the Committee shall have authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend such option agreements as it deems advisable; to determine the terms and provisions of such option agreements (including the number of Common Shares with respect to which Incentive Options are granted to a Participant who is a Key Employee, the option price for Common Shares and the date or dates when the option or parts of it may be exercised) -- which terms shall comply with the requirements of
Section 5 below; to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. Notwithstanding the preceding sentence, the Committee shall have no discretion to determine who will be eligible for the grant of Non-qualified Options under Subsections 5(j), 5(k) and 5(l) of the Plan, to set the number of Non-qualified Options granted to any Non-employee Director, Subsidiary Director or Acquisition Subsidiary
Director, to set the number of Common Shares subject to Non-qualified Options granted to any Non-employee Director, Subsidiary Director or Acquisition Subsidiary Director or to set the date and circumstances of grants of Non-qualified Options to Non-employee Directors under Subsection 5(j), to Subsidiary Directors under Subsection 5(k) or to Acquisition Subsidiary Directors under Subsection 5(l), the term of such Non-qualified Options, the period within which such Non-qualified Options may be exercised or the exercise price of such Non-qualified
Options. Decisions by the Committee may be made either by a majority of its members at a meeting of the Committee duly called and held or without a meeting by a writing signed by all of the members of the Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on all Participants, their legal representatives and beneficiaries.

      (d) At least once each calendar year, the Committee shall report to the Board describing the action which it has taken in administering the Plan and making such recommendations for amendments or otherwise as it may deem necessary. The Board shall have no authority to amend, alter or otherwise change any terms or conditions of any options granted by the Committee pursuant to Subsection (b) of this Section or any Non-qualified Options granted pursuant to Subsection 5(j), Subsection 5(k) or Subsection 5(l) of this Plan prior to the adoption of such amendments in accordance with the provisions of Section 14 of this Plan.

      (e) The Committee may designate any officers or employees of the Company or its Subsidiaries to assist the Committee in the administration of this Plan but the Committee may not delegate to them duties imposed on the Committee under this Plan.



4.      SHARES SUBJECT TO THE PLAN.

      (a) The shares to be issued and delivered by the Company upon exercise of options granted under this Plan are Common Shares which may be either authorized but unissued shares or treasury shares, in the discretion of the Committee.

      (b) The aggregate number of Common Shares which may be issued under this Plan shall not exceed 100,000 Common Shares; subject, however, to the adjustment provided in Section 10 of this Plan in the event of stock splits, stock dividends, combinations or exchanges of shares or other similar capital adjustments occurring after the Effective Date. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such option shall (unless the Plan shall have been terminated) become available for subsequent grants of options under the Plan. No option may be granted under this Plan which could cause the maximum limit to be exceeded.

      (c) Of the 100,000 Common Shares which may be issued under the Plan, an aggregate of 30,000 Common Shares shall be issuable to Non-employee Directors, Subsidiary Directors and Acquisition
Subsidiary Directors upon the exercise of Non-qualified Options to be granted to them under the terms of the Plan and an aggregate of 70,000 Common Shares shall be issuable to Key
Employees upon the exercise of Incentive Options to be granted to them under the terms of the Plan; provided, however, that if Non-qualified Options covering an aggregate of 30,000 Common
Shares have not been granted to Non-employee Directors, Subsidiary Directors and Acquisition Subsidiary Directors prior to the date of the 1999 Annual Meeting, that portion of the 30,000 Common Shares not covered by Non-qualified Options so granted may be the subject of Incentive Options to be granted to Key Employees under the terms of the Plan.

      (d) During the period in which this Plan remains in effect, no Non-employee Director may be granted Non-qualified Options covering, in the aggregate, more than 1,500 Common Shares; no Subsidiary Director or Acquisition Subsidiary Director may be granted Non-qualified Options covering, in the aggregate, more than 750 Common Shares; and no Key Employee may be granted Incentive Options covering, in the aggregate, more than 25,000 Common Shares (in each case, subject to adjustment as provided in Section 10 of this Plan).



5.      TERMS OF OPTIONS.

     Options granted under this Plan shall
contain such terms as the Committee shall determine subject to the following limitations and requirements:

      (a) Option price: Subject to the limitations of Subsection 5(h) below, the option price per Common Share shall be not less than 100% of the Fair Market Value of the Company's Common
Shares on the date of the grant of such option.

      (b) Period within which option may be exercised: Subject to the limitations of Subsections 5(c), 5(h), 5(j), 5(k) and 5(l) below, each Incentive Option granted under this Plan shall terminate (become non-exercisable) after the expiration of not more than ten years from the date of the grant of such Incentive
Option and each Non-qualified Option granted under this Plan shall terminate (become non-exercisable) after the expiration of ten years from the date of the grant of such Non-qualified
Option.

      (c) Termination of Incentive Options by reason of termination of employment: If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than (i) death of the Participant, (ii) the disability of the Participant within the meaning of Section 22(e)(3) of the Code, (iii) the retirement of the Participant under the provisions of any retirement plan of the Company or any Subsidiary, or (iv) any reason (other than for Cause) after the Participant has been employed by the Company and/or one or more Subsidiaries for at least 10 consecutive years prior to the Participant's termination of employment, the portion of all Incentive Options granted under this Plan to such Participant which are not otherwise exercisable under Subsection 5(i) of this Plan shall terminate effective immediately upon termination of employment.
If the termination of employment of the Participant was due to retirement under the provisions of any retirement plan of the Company or any Subsidiary or if the termination of employment was due to a reason other than for Cause and the Participant had been employed by the Company and/or one or more Subsidiaries for at least 10 consecutive years prior to the Participant's termination of employment, all of such Participant's Incentive
Options may be exercised in full, whether or not then exercisable under Subsection 5(i) of this Plan, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or three months after the date of termination of employment. If the termination of employment was due to the death of a Participant who was an employee of the Company and/or any Subsidiary at the time of his death, such Incentive Options may be exercised in full, whether or not then exercisable under Subsection 5(i) of this Plan, `and the right of the representative or representatives of the Participant's estate (or the person or persons who acquire (by bequest or inheritance) the right to exercise the Participant's Incentive
Options) to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of death of the Participant. If the termination of employment was due to the disability of the Participant within the meaning of Section
22(e)(3) of the Code, such Incentive Options may be exercised in full, whether or not then exercisable under Subsection 5(i) of this Plan, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or one year after the date of termination of employment. If the termination of employment of the Participant was due to reasons other than for Cause and the Participant had not been employed by the Company and/or one or more Subsidiaries for at least 10 consecutive years prior to the Participant's termination of employment, the Participant's Incentive Options may be exercised only to the extent then exercisable under Subsection
5(i) of this Plan on the date of termination of employment, and the right of the Participant to exercise the Incentive Options shall terminate upon the earlier to occur of the expiration of the term of the Incentive Options or three months after the date of termination of employment. If the termination of employment of the Participant was for Cause, all Incentive Options which have not been exercised as of the date of termination of employment shall terminate immediately as of the date of termination of employment.

      (d) Non-transferability: No option granted under this Plan shall be assignable or transferable except, in the event of the death of a Participant, by his will or by the laws of descent and distribution. An option granted under this Plan shall be exercisable, during the Participant's lifetime, only by him. In the event the death of a Participant occurs, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the right to exercise his options granted under this Plan, may exercise any of the unexercised options or parts thereof prior to the expiration of the applicable exercise period, as specified in Subsections
5(b), 5(c), 5(h), 5(j), 5(k) and 5(l) of this Plan.

      (e) More than one option granted to a Participant: More than one option may be granted to a Participant under this Plan.

      (f) Aggregate annual limit on Incentive Options: The aggregate Fair Market Value (determined at the time of the grant of the option) of the Common Shares with respect to which Incentive Options are first exercisable by any Key Employee in any calendar year under this Plan and any other plans of the Company and its Subsidiaries shall not exceed $100,000.

      (g) Partial exercise: Unless otherwise provided in the option agreement, any exercise of an option granted under this Plan may be made in whole or in part.

      (h) 10% Shareholder: If a Participant owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then each Incentive Option granted under this Plan to such Participant shall by its terms fix the option price per Common Share to be at least 110% of the Fair Market Value of the Common Shares on the date of the grant of such Incentive Option and such Incentive Option shall terminate (become non-exercisable) after the expiration of five years from the date of the grant of such Incentive Option.

      (i) Exercisability: Incentive Options awarded to Key Employees under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service as the Committee may impose at the time of grant of such Incentive Options; provided, however, that if the Committee does not specify another vesting schedule at the time of grant, each Incentive Option shall become exercisable as follows: (i) with respect to 25% of the Common Shares covered thereby after 24 months of continuous employment by the Company and/or one or more Subsidiaries; (ii) with respect to an additional 25% of the Common Shares covered thereby after 36 months of continuous employment by the Company and/or one or more Subsidiaries; (iii) with respect to an additional 25% of the Common Shares covered thereby after 48 months of continuous employment by the Company and/or one or more Subsidiaries; and (iv) with respect to an additional 25% of the Common Shares covered thereby after 60 months of continuous employment by the Company and/or one or more Subsidiaries. If a Key Employee does not purchase in any one year the full number of Common Shares which may be purchased with his then exercisable Incentive Options, such Key Employee may purchase those Common Shares in any subsequent year during the term of the Incentive Options.

      In no event shall any Incentive Option or any Non-qualified
Option granted under this Plan be exercisable until a period of at least six months has elapsed from the date of the option grant.

      (j) Non-employee Directors: Each Non-employee Director then serving on the Board and who has served on the Board and/or a Subsidiary Board for all or a portion of at least the five calendar years immediately preceding the January 1 immediately prior to the date of grant, shall automatically be granted a Non-qualified Option for 750 Common Shares effective on the date on which the annual meeting of the Company's shareholders is held in 1995 in accordance with the Regulations of the Company (the "1995 Annual Meeting") and for 750 Common Shares effective on the date on which the annual meeting of the Company's shareholders is held in 1997 in accordance with the Regulations of the Company (the "1997 Annual Meeting"). Each Non-Employee Director then serving on the Board and who has served on the Board and/or a Subsidiary Board for fewer than the five calendar years (including all or any portion of any such year) immediately preceding the January 1 immediately prior to the date of grant, shall automatically be granted a Non-qualified Option for 150 Common Shares plus 150 Common Shares for all or any portion of each calendar year preceding the date of grant during which such Non-Employee Director has served on the Board and/or a Subsidiary Board as of such January 1 effective on the date of each of the 1995 Annual Meeting and the 1997 Annual Meeting. Any individual who was not a member of the Board on the date of the 1995 Annual Meeting, (i) who is subsequently appointed or elected to the Board at least six months prior to the date on which the annual meeting of the Company's shareholders is to be held in 1996 in accordance with the Regulations of the Company (the "1996 Annual Meeting") shall automatically be granted a Non-qualified Option on the date of such appointment or election for the same number of Common
Shares as such individual would have received if he had been a member of the Board on the date of the 1995 Annual Meeting; (ii) who is subsequently appointed or elected to the Board less than six months prior to the date of the 1996 Annual Meeting but prior to such 1996 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 75% of the number of Common Shares which such individual would have received if he had been a member of the Board on the date of the 1995 Annual Meeting; (iii) who is subsequently appointed or elected to the Board on or after the date of the 1996 Annual Meeting but at least six months prior to the date of the 1997 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 50% of the number of Common Shares which such individual would have received if he had been a member of the Board on the date of the 1995 Annual Meeting; and (iv) who is subsequently appointed or elected to the Board less than six months prior to the 1997 Annual Meeting but prior to such 1997 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 25% of the Common Shares which such individual would have received if he had been a member of the Board on the date of the 1995 Annual Meeting. Any individual who was not a member of the Board on the date of the 1997 Annual Meeting and who is subsequently appointed or elected to the Board prior to the date on which the annual meeting of the Company's shareholders is to be held in 1999 in accordance with the Regulations of the Company (the
"1999 Annual Meeting") shall automatically be granted a Non-qualified Option on the same basis as described in the immediately preceding sentence. Notwithstanding anything to the contrary in this Section 5(j), any individual who was serving as a Subsidiary Director or as an Acquisition Subsidiary Director and is subsequently appointed or elected as a Non-employee Director after the date of the 1995 Annual Meeting but prior to the date of the 1997 Annual Meeting, or after the date of the 1997 Annual Meeting but prior to the date of the 1999 Annual Meeting, as the case may be, and who is to be granted a Non-qualified Option pursuant to either of the two immediately preceding sentences, shall have deducted from the number of Common Shares to be covered by the Non-qualified Option granted to him under this Subsection 5(j), the number of Common Shares covered by any Non-qualified Option which he received pursuant to Subsection 5(k) or Subsection 5(l) of this Plan.

      Each Non-qualified Option granted to a Non-employee Director shall have an exercise price equal to 100% of the Fair Market
Value of the Common Shares on the date of the grant of such Non-qualified Option.

      If a Non-employee Director does not purchase in any one year the full number of Common Shares which may be purchased with his then exercisable Non-qualified Options, such Non-employee
Director may purchase those Common Shares in any subsequent year during the term of the Non-qualified Options.

      If a Non-employee Director ceases to be a director of the Company for any reason other than his death or for Cause, the Non-qualified Options granted to him under this Plan may be exercised in full, whether or not then exercisable by their terms, on or before the expiration of the term of the Non-qualified Options; provided, however, that if the former Non-employee Director shall die prior to the expiration of the term of the Non-qualified Options, such Non-qualified Options may only be exercised on or before the earlier of the expiration of such term or two years following the date of death. If a Non-employee Director ceases to be a director of the Company because of his death, such Non-qualified Options may be exercised in full, whether or not then exercisable by their terms, only on or before the earlier of the expiration of the term of the Non-qualified Options or two years following the date of death. If a Non-employee Director ceases to be a director of the Company and/or any Subsidiary for Cause, all of his then unexercised Non-qualified Options shall immediately terminate.

      Non-employee Directors shall not be eligible to receive any options under the Plan other than pursuant to this Subsection
5(j).

      (k) Subsidiary Directors: Each Subsidiary Director then serving on a Subsidiary Board and who has served on a Subsidiary Board and/or the Board for all or a portion of at least the five calendar years immediately preceding the January l immediately prior to the date of grant, shall automatically be granted a Non-qualified Option for 375 Common Shares effective on the date of the 1995 Annual Meeting and for 375 Common Shares effective on the date of the 1997 Annual Meeting. Each Subsidiary
Director then serving on a Subsidiary Board and who has served on a Subsidiary Board and/or the Board for fewer than the five calendar years (including all or any portion of any such year) immediately preceding the January 1 immediately prior to the date of grant shall automatically be granted a Non-qualified Option for 75 Common Shares plus 75 Common Shares for all or any portion of each calendar year preceding the date of grant during which such Subsidiary Director has served on a Subsidiary Board and/or the Board as of such January 1, effective on the date of each of the 1995 Annual Meeting and the 1997 Annual Meeting.
Any individual who was not a member of a Subsidiary Board on the date of the 1995 Annual Meeting, (i) who is subsequently appointed or elected to a Subsidiary Board at least six months prior to the date of the 1996 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for the same number of Common Shares as such individual would have received if he had been a member of the Subsidiary Board on the date of the 1995 Annual Meeting;
(ii) who is subsequently appointed or elected to a Subsidiary Board less than six months prior to the date of the 1996 Annual Meeting but prior to such 1996 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 75% of the number of Common Shares which such individual would have received if he had been a member of the Subsidiary Board on the date of the 1995 Annual Meeting; (iii) who is subsequently appointed or elected to a Subsidiary Board on or after the date of the 1996 Annual Meeting but at least six months prior to the date of the 1997 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 50% of the number of Common Shares which such individual would have received if he had been a member of the Subsidiary Board on the date of the 1995 Annual Meeting; and (iv) who is subsequently appointed or elected to a Subsidiary Board less than six months prior to the 1997 Annual Meeting but prior to such 1997 Annual Meeting shall automatically be granted a Non-qualified Option on the date of such appointment or election for 25% of the Common Shares which such individual would have received if he had been a member of the Subsidiary Board on the date of the 1995 Annual Meeting.
Any individual who was not a member of a Subsidiary Board on the date of the 1997 Annual Meeting and who is subsequently appointed or elected to a Subsidiary Board prior to the date of the 1999 Annual Meeting shall automatically be granted a Non-qualified Option on the same basis as described in the immediately preceding sentence.

      Each Non-qualified Option granted to a Subsidiary Director shall have an exercise price equal to 100% of the Fair Market
Value of the Common Shares on the date of the grant of such Non-qualified Option.

      If a Subsidiary Director does not purchase in any one year the full number of Common Shares which may be purchased with his then exercisable Non-qualified Options, such Subsidiary Director may purchase those Common Shares in any subsequent year during the term of the Non-qualified Options.

      If a Subsidiary Director ceases to be a director of a Subsidiary and/or the Company for any reason other than his death or for Cause, the Non-qualified Options granted to him under this Plan may be exercised in full, whether or not then exercisable by their terms, on or before the expiration of the term of the Non-qualified Options; provided, however, that if the former Subsidiary Director shall die prior to the expiration of the term of the Non-qualified Options, such Non-qualified Options may be exercised only on or before the earlier of the expiration of such term or two years following the date of death. If a Subsidiary Director ceases to be a director of a Subsidiary and/or the Company because of his death, such Non-qualified Options may be exercised in full, whether or not then exercisable by their terms, only on or before the earlier of the expiration of the term of the Non-qualified Options or two years following the date of death. If a Subsidiary Director ceases to be a director of a Subsidiary and/or the Company for Cause, all of his then unexercised Non-qualified Options shall immediately terminate.

      Subsidiary Directors shall not be eligible to receive any options under the Plan other than pursuant to this Subsection
5(k).

      (l) Acquisition Subsidiary Directors: If the Company directly acquires a corporation such that such corporation then becomes an Acquisition Subsidiary, each Acquisition Subsidiary Director then serving on the board of directors of the Acquisition Subsidiary (the "Acquisition Board") and who has served on the Acquisition Board for all or a portion of at least the five calendar years immediately preceding the January 1 immediately prior to the date of grant shall automatically be granted a Non-qualified Option for 375 Common Shares on the effective date of the acquisition of the Acquisition Subsidiary by the Company (the "Acquisition Date") and each Acquisition Subsidiary
Director then serving on the Acquisition Board and who has served on the Acquisition Board for all or a portion of at least the five calendar years immediately preceding the January 1 immediately prior to the date of grant shall automatically be granted a Non-qualified Option for 375 Common Shares effective on the second anniversary of the Acquisition Date (the "Acquisition Second Anniversary"). Each Acquisition Subsidiary Director then serving on the Acquisition Board and who has served on the Acquisition Board for fewer than the five calendar years (including all or any portion of any such year) immediately preceding the January 1 immediately prior to the date of grant shall automatically be granted a Non-qualified Option for 75 Common Shares plus 75 Common Shares for all or any portion of each calendar year preceding the date of grant during which such Acquisition Subsidiary Director has served on the Acquisition Board as of such January 1, effective on the Acquisition Date and on the Acquisition Second Anniversary, respectively. Any individual who is not a member of the Acquisition Board on the Acquisition Date (i) who is subsequently appointed or elected to the Acquisition Board at least six months prior to the first anniversary of the Acquisition Date (the "Acquisition First Anniversary"), shall automatically be granted a Non-qualified Option on the date of such appointment or election for the same number of Common
Shares as such individual would have received if he had been a member of the Acquisition Board on the Acquisition Date; (ii) who is subsequently elected or appointed to the Acquisition
Board less than six months prior to the Acquisition First Anniversary but prior to the Acquisition First Anniversary shall automatically be granted a Non-qualified Option on the date of such appointment or election for 75% of the number of Common Shares which such individual would have received if he had been a member of the Acquisition Board on the Acquisition Date; (iii) who is subsequently appointed or elected to the Acquisition
Board on or after the date of the Acquisition First Anniversary but at least six months prior to the Acquisition Second Anniversary shall automatically be granted a Non-qualified
Option on the date of such appointment or election for 50% of the number of Common Shares which such individual would have received if he had been a member of the Acquisition Board on the Acquisition Date; and (iv) who is subsequently appointed or elected to the Acquisition Board less than six months prior to the Acquisition Second Anniversary but prior to the Acquisition Second Anniversary shall automatically be granted a Non-qualified Option on the date of such appointment or election for 25% of the Common Shares which such individual would have received if he had been a member of the Acquisition Board on the Acquisition Date. Any individual who was not a member of the Acquisition Board on the Acquisition Second Anniversary and who is subsequently appointed or elected to the Acquisition Board prior to the date of the fourth anniversary of the Acquisition Date shall automatically be granted a Non-qualified Option on the same basis as described in the immediately preceding sentence.

      Each Non-qualified Option granted to an Acquisition Subsidiary Director shall have an exercise price equal to 100% of the Fair
Market Value of the Common Shares on the date of the grant of such Non-qualified Option.

      If an Acquisition Subsidiary Director does not purchase in any one year the full number of Common Shares which may be purchased with his then exercisable Non-qualified Options, such Acquisition Subsidiary Director may purchase those Common Shares in any subsequent year during the term of the Non-qualified
Options.

      If an Acquisition Subsidiary Director ceases to be a director of an Acquisition Subsidiary and/or the Company for any reason other than his death or for Cause, the Non-qualified Options granted to him under this Plan may be exercised in full, whether or not then exercisable by their terms, on or before the expiration of the term of the Non-qualified Options; provided, however, that if the former Acquisition Subsidiary Director shall die prior to the expiration of the term of the Non-qualified Options, such Non-qualified Options may be exercised only on or before the earlier of the expiration of such term or two years following the date of death. If an Acquisition Subsidiary Director ceases to be a director of the Acquisition Subsidiary because of his death, such Non-qualified Options may be exercised in full, whether or not then exercisable by their terms, only on or before the earlier of the expiration of the term of the Non-qualified Options or two years following the date of death. If an Acquisition Subsidiary
Director ceases to be a director of an Acquisition Subsidiary for Cause, all of his then unexercised Non-qualified Options shall immediately terminate.

      Acquisition Subsidiary Directors shall not be eligible to receive any options under the Plan other than pursuant to this Subsection 5(l).


6.      PERIOD FOR GRANTING OPTIONS.

     No options shall be granted under this Plan subsequent to the tenth anniversary of the earlier of (a) the day prior to the date on which this Plan is adopted by the Board or (b) the day prior to the date on which this Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company.



7.      NO EFFECT UPON EMPLOYMENT STATUS.

     The fact that an employee has been designated a Key Employee or selected as a Participant shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.



8.      METHOD OF EXERCISE.

     An option granted under this Plan may be exercised only by written notice to the Committee, signed by the Participant, or in the event of his death, by such other person as is entitled to exercise such option. The notice of exercise shall state the number of Common Shares in respect of which the option is being exercised, and shall either be accompanied by the payment of the full option price of such Common Shares, or shall fix a date (not more than 10 business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. The option price may be paid in cash, or by the transfer by the Participant to the Company of Common Shares, free and clear of any liens, security interests or other encumbrances, already owned by the Participant which shall be valued at the Fair Market Value of such Common Shares on the date of such transfer, or by a combination of cash and such Common Shares, all in accordance with such regulations, procedures and determinations as may be adopted by the Committee pursuant to Subsection 3(c) above.
During the option period, no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such option until the books of the Company evidence that such person has become the record owner of such Common Shares.



9.      IMPLIED CONSENT OF PARTICIPANTS.

     Every Participant, by his acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, permitted assigns and legal representatives, by all of the terms and conditions of this Plan.



10.     SHARE ADJUSTMENTS.

     In the event there is any change in the Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in (a) the number of Common Shares available for the grant of options under this Plan, (b) the number of Common Shares subject to options granted under this Plan, and
(c) the exercise price of outstanding options.



11.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets (an "Acquisition Transaction") to another corporation or corporations (herein referred to as "successor employer corporation"), then each Incentive Option and each Non-Qualified Option outstanding under the Plan shall become exercisable in full, whether or not then exercisable by its terms, immediately upon consummation of the Acquisition Transaction. As a condition of any such Acquisition
Transaction, the Company shall require that the successor employer corporation obligate itself to continue this Plan and to assume all obligations under the Plan in a manner consistent with the provisions of Section 424(a) of the Code. In the event that such successor employer corporation terminates for any reason the employment of any Participant who is a Key Employee within the one year period immediately following the consummation of the Acquisition Transaction, such Participant shall have the right to exercise his then unexercised Incentive Options during the period ending on the earlier of the expiration of the term of the Incentive Options or three months following the date of the Participant's termination of employment.



12.     COMPANY RESPONSIBILITY.

     All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.



13.     SECURITIES LAWS.

     The Committee shall take all necessary or appropriate action to ensure that all option grants and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.
No option granted under this Plan shall be exercised before the Common Shares subject to the Plan have been registered or qualified for sale under appropriate Federal and state securities laws.



14.     AMENDMENT AND TERMINATION OF THE PLAN.

     The Committee, with the approval of the Board, may amend the Plan from time to time or terminate the Plan at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market
System. No such action to amend or terminate the Plan shall reduce the then existing number of any Participant's options or adversely change the term or conditions thereof without the Participant's consent. No amendment of the Plan shall result in any Committee member's losing his status as a Disinterested
Person with respect to any employee benefit plan of the Company or result in the Plan losing its status as a plan satisfying the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision. In no event shall Subsection 5(j) of the Plan be amended, with or without shareholder approval, more than once every six months, other than to comport with changes in the Code. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.



15.     EFFECTIVE DATE.

     The Plan was adopted by the Board on January 19, 1995.  The
Plan shall become effective as of the date it is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company. The Plan shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board.